UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 27, 2016
(September 27, 2016)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 27, 2016, Public Service Company of New Mexico (the “Company”), a wholly owned subsidiary of PNM Resources, Inc., participated in the issuance and sale of an aggregate of $146,000,000 of pollution control revenue refunding bonds by the City of Farmington, New Mexico (the “City”). The proceeds from the refunding bonds were utilized to refund an aggregate of $146,000,000 of outstanding pollution control revenue bonds previously issued by the City. The arrangements governing the pollution control revenue refunding bonds result in the Company reflecting the bonds as debt on the Company's financial statements. Accordingly, the Company will reflect the refunding and redemption of the prior bonds as retirements of outstanding debt and the sale of the new bonds as issuances of additional debt, resulting in no change in the total amount of debt outstanding. Additional information concerning the new issuances and the refunded bonds is set forth below.

The bonds were issued on September 27, 2016 and consist of (i) the City’s Pollution Control Revenue Refunding Bonds, 2016 Series A (Public Service Company of New Mexico San Juan and Four Corners Projects) in the aggregate principal amount of $46,000,000 (the “2016 Series A Bonds”), and (ii) the City’s Pollution Control Revenue Refunding Bonds, 2016 Series B (Public Service Company of New Mexico San Juan and Four Corners Projects) in the aggregate principal amount of $100,000,000 (the “2016 Series B Bonds” and, together with the 2016 Series A Bonds, the “Bonds”).

Both series of Bonds were issued at an initial term rate of 1.875% for the period starting on September 27, 2016 through and including September 30, 2021 with a mandatory tender date of October 1, 2021.  The Bonds mature on April 1, 2033.

Upon the expiration of the initial term rate period on the mandatory tender date, the Company will convert each series of Bonds to a new rate period upon the satisfaction of certain conditions. Thereafter, interest on such series will be a daily rate, weekly rate, flexible rate, or multiannual rate. There will be a mandatory tender of each such series upon conversion and remarketing of such series into such a new rate period.

The 2016 Series A Bonds are governed by an Ordinance adopted by the City on August 23, 2016, as supplemented by a Resolution adopted by the City on September 22, 2016 (the “Series A Ordinance”).  The 2016 Series B Bonds are governed by an Ordinance adopted by the City on August 23, 2016, as supplemented by a Resolution adopted by the City on September 22, 2016 (the “ Series B Ordinance” and together with the Series A Ordinance, the “Ordinances”).  BOKF, NA (formerly known as Bank of Albuquerque, N.A.) is acting as bond trustee under the Ordinances (the “Trustee”).

The Bonds were issued by the City for the purpose of refunding the outstanding $46,000,000 aggregate principal amount of the City’s Pollution Control Revenue Refunding Bonds, 2003 Series A (Public Service Company of New Mexico San Juan and Four Corners Projects) and the outstanding $100,000,000 aggregate principal amount of the City’s Pollution Control Revenue Refunding Bonds 2003 Series B (Public Service Company of New Mexico San Juan and Four Corners Projects).

As described in three amended and restated installment sale agreements (collectively, the “Installment Sale Agreements”), dated as of September 1, 2016, between the City and the Company, the Company’s interests in certain air and water pollution control and solid waste facilities at the San Juan Generating Station and Four Corners Generating Station were previously sold by the Company to the City and resold by the City to the Company. The interests previously purchased by the Company under the Installment Sale Agreements are sometimes referred to herein as the “Project”. The Installment Sale Agreements provide that the purchase price of the related portion of the Project to be paid by the Company is an amount equal to 100% of the aggregate of the principal, purchase price of and premium, if any, and interest on the applicable series of Bonds, and is due on the days and in the amounts and in the manner that the applicable Ordinance requires the City to cause payment to be made to the Trustee of amounts to be paid on the applicable series of Bonds.

Payment of the principal of, premium, if any, and interest on each series of Bonds is unconditionally guaranteed by the Company pursuant to separate Guaranty Agreements executed by the Company in favor of the Trustee, for the benefit of the holders of the respective series of Bonds (the two Guaranty Agreements are, collectively, the “Guaranties” and each a “Guaranty”). Pursuant to the Guaranty with respect to each series of Bonds, the Company issued to the Trustee as collateral for such guaranty, its 2016 Pollution Control Senior Unsecured Note related to the applicable series, equal in principal amount to the aggregate principal amount of such series. The two series of such unsecured notes are collectively referred to herein as the “SUNs.”

For purposes of this Current Report on Form 8-K, the term “Financing Agreement” refers to the Installment Sale Agreements and Guaranty related to the applicable series of Bonds when used in connection with such series of Bonds.

The SUNs were issued under an Indenture between the Company and MUFG Union Bank, N.A. (formerly Union Bank, N.A.) (ultimate successor to The Chase Manhattan Bank, as trustee) (the “SUNs Trustee”), dated as of March 11, 1998, as supplemented and amended by the Eleventh Supplemental Indenture dated as of September 1, 2016 (the “Eleventh Supplement”) and as otherwise amended and supplemented to date, collectively referred to as the “Company Indenture”.  The Bonds are not being secured by a mortgage of, or security interest in, the pollution control or solid waste facilities or the generating plants; however, as holder of the SUNs, the Trustee, ratably with the holders of all other senior unsecured notes issued by the Company under the Company Indenture, enjoys the benefit of certain covenants of the Company. The form of the SUNs is contained in the Eleventh Supplement which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The unpaid purchase prices under the applicable Installment Sale Agreements are herein referred to collectively (and sometimes individually) as the “Financed Amounts”. Under the Ordinances, the City is required to cause such payments to be made to the Trustee not later than the date for the payment on the Bonds. The payments to the City have been pledged by the City to the Trustee under the Ordinances and such payments are to be made directly to the Trustee.

The Financing Agreements provide that the happening of one or more of the following events will constitute an “event of default” thereunder on the part of the Company:

(a)failure by the Company to pay when due any Financed Amount required to be paid by it under the Financing Agreement, which failure shall either (i) cause a default in the payment of the principal of the Bonds when due, (ii) cause a default in the payment of interest on the Bonds when due, or (iii) cause a default in the payment of premium on the Bonds when due; or

(b)the occurrence of an “Event of Default” as such term is defined in the Company Indenture; or

(c)failure by the Company (i) to pay when due any other payment required to be made under the Financing Agreement or (ii) to observe and perform any other covenant, condition or agreement under the Financing Agreement, which failure shall continue for a period of 30 days after written notice is given to the Company by the City or the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the registered owners of not less than 25% in principal amount of the Bonds of the applicable series then outstanding, unless such period is extended by the City and the Trustee, or by the City, the Trustee and the registered owners of not less than the principal amount of the Bonds of the applicable series the registered owners of which requested such notice, as the case may be.

Whenever any event of default listed under (a) or (b) above shall have occurred and be continuing, and upon the condition that, in accordance with the terms of the Ordinance, the Bonds of the applicable series shall have become immediately due and payable pursuant to any provision of the Ordinance, the Financed Amounts will become immediately due and payable. Any waiver of any default under the Ordinance or a rescission and annulment of its consequences shall constitute a waiver of the corresponding event of default under the Financing Agreement and a rescission and annulment of the consequences thereof.  Whenever any event of default shall have occurred and be continuing, the Trustee, as the City’s assignee, may take, and, in addition, if such event of default is described in clause (ii) of (c), the City may take, any action at law or in equity to collect any payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under the Financing Agreement. Any amounts collected pursuant to action taken shall be applied in accordance with the Ordinance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number                        Description

4.1
Eleventh Supplemental Indenture, dated as of September 1, 2016, supplemental to Indenture dated as of March 11, 1998, between PNM and MUFG Union Bank, N.A. (formerly Union Bank, N.A.) (ultimate successor to The Chase Manhattan Bank, as trustee), as Trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: September 27, 2016	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President, Corporate Controller, and Chief Information Officer
(Officer duly authorized to sign this report)

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